Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports First Quarter 2017 Results

OVERLAND PARK, Kan., May 4, 2017 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for first quarter 2017 of $1.171 billion and a consolidated operating loss of $3.0 million, which included a $2.7 million loss on property disposals. As a comparison, for the first quarter 2016, the Company reported consolidated operating revenue of $1.120 billion and consolidated operating income of $13.4 million, which included a $0.3 million gain on property disposals.

“Our Regional carriers’ first quarter 2017 results were generally in line with a year ago, including an increase in year-over-year tonnage per day,” said James Welch, chief executive officer at YRC Worldwide. “YRC Freight’s results in the first quarter were unfavorably impacted by a year-over-year decrease in revenue per hundredweight, excluding fuel surcharge, that more than offset increases in tonnage per day and weight per shipment. We expect the improvement in year-over-year tonnage per day to help us execute our strategy of pricing for profitability and moving shipments through YRC Freight, Holland, Reddaway and New Penn’s networks that have favorable freight characteristics. We believe the pricing environment remains stable in the less-than-truckload sector. Our goal in 2017 is to exceed our 2016 Adjusted EBITDA results while meeting our customers’ needs,” stated Welch.

“We continuously evaluate opportunities to drive improvements in operational efficiencies and financial results, including tightly managing our cost structure. During the first quarter we implemented a plan to reduce costs and de-layer our management and other non-union workforce. Headcount reduction is the most significant source of savings while other changes included increasing collaboration across our companies and reducing the utilization of external professional services,” concluded Welch.

Financial Highlights

•	On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $43.2 million in first quarter 2017 for an Adjusted EBITDA margin of 3.7% compared to $62.9 million and 5.6%, respectively, in the prior year comparable quarter (as detailed in the reconciliation below).

•	Last twelve month (LTM) consolidated Adjusted EBITDA is $277.8 million for an adjusted EBITDA margin of 5.9% compared to $337.4 million and 7.1%, respectively, in 2016.

•	The total debt-to-Adjusted EBITDA ratio for first quarter 2017 was 3.62 times compared to 3.20 times for first quarter 2016. This complied with the 3.85 times maximum total leverage ratio covenant as of March 31, 2017 under the Term Loan Credit Agreement.

•	Reinvestment in the business continued during first quarter 2017 with $16.3 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $8.4 million, for a total of $24.7 million. This is equal to 2.1% of operating revenue for the quarter.

•	To streamline overhead and augment operational efficiencies, the Company implemented a plan during the first quarter 2017 to eliminate approximately $25 million of costs over the next year. The savings include rightsizing the management and other non-union workforce by approximately 180 positions.

Operational Highlights

•	The consolidated operating ratio for first quarter 2017 was 100.3 compared to 98.8 for the same period in 2016. YRC Freight’s operating ratio was 101.4 compared to 99.4 in first quarter 2016 and the Regional segment’s operating ratio of 97.2 was in line with the prior year’s 97.1.

•	First quarter 2017 tonnage per day increased 3.4% at YRC Freight and 2.1% at the Regional segment compared to first quarter 2016.

•	At YRC Freight, including fuel surcharge, first quarter 2017 revenue per shipment increased 1.8% and revenue per hundredweight increased 0.5% when compared to the same period in 2016. Excluding fuel surcharge, revenue per shipment decreased 0.4% and revenue per hundredweight decreased by 1.7%.

•	At the Regional segment, including fuel surcharge, first quarter 2017 revenue per shipment increased 4.4% and revenue per hundredweight increased 2.5%. Excluding fuel surcharge, revenue per shipment increased 2.0% and revenue per hundredweight increased 0.2%.

Liquidity Update

•	At March 31, 2017, the company had cash and cash equivalents and Managed Accessibility (as defined in the company’s most recently filed periodic reports on Forms 10-K and 10-Q) under its ABL facility totaling $202.0 million compared to $222.1 million as of March 31, 2016.

•	For the three months ended March 31, 2017, cash used in operating activities was $25.9 million compared to cash used in operating activities of $11.1 million for the three months ended March 31, 2016.

Key Segment Information – first quarter 2017 compared to first quarter 2016

YRC Freight	2017	2016	Percent Change(b)
Workdays	64.0	63.5
Operating revenue (in millions)	$728.9	$695.7	4.8%
Operating income/(loss) (in millions)	$(10.5)	$4.1	NM	(a)
Operating ratio	101.4	99.4	(2.0	)pp
Total tonnage per day (in thousands)	24.18	23.38	3.4%
Total shipments per day (in thousands)	40.40	39.58	2.1%
Total picked up revenue per hundredweight incl FSC	$23.53	$23.42	0.5%
Total picked up revenue per hundredweight excl FSC	$21.06	$21.42	(1.7)%
Total picked up revenue per shipment incl FSC	$282	$277	1.8%
Total picked up revenue per shipment excl FSC	$252	$253	(0.4)%
Total weight/shipment (in pounds)	1,197	1,181	1.3%

Regional Transportation	2017	2016	Percent Change(b)
Workdays	64.0	64.5
Operating revenue (in millions)	$441.8	$424.8	4.0%
Operating income (in millions)	$12.2	$12.4	(1.6)%
Operating ratio	97.2	97.1	(0.1	)pp
Total tonnage per day (in thousands)	30.07	29.46	2.1%
Total shipments per day (in thousands)	39.77	39.65	0.3%
Total picked up revenue per hundredweight incl FSC	$11.51	$11.23	2.5%
Total picked up revenue per hundredweight excl FSC	$10.34	$10.31	0.2%
Total picked up revenue per shipment incl FSC	$174	$167	4.4%
Total picked up revenue per shipment excl FSC	$156	$153	2.0%
Total weight/shipment (in pounds)	1,512	1,486	1.8%

(a)	Not Meaningful
(b)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, May 4, 2017, beginning at 4:30 p.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our union employees and gains or losses from permitted dispositions and discontinued operations, among other items, as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, nonrecurring consulting fees, letter of credit fees, service interest or principal payments on our outstanding debt or lump sum payments to our union employees required under the ratified Memorandum of Understanding;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income and operating income (loss) within the supplemental financial information in this release.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation): general economic factors; business risks and increasing costs associated with the transportation industry; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages; increasing pension expense and funding obligations; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing or existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Tony Carreño
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$182.4	$136.7
Restricted amounts held in escrow	28.0	126.7
Accounts receivable, net	493.8	448.7
Prepaid expenses and other	84.7	68.7

Total current assets	788.9	780.8

PROPERTY AND EQUIPMENT:
Cost	2,755.0	2,787.0
Less - accumulated depreciation	(1,909.6)	(1,916.4)

Net property and equipment	845.4	870.6

Intangibles, net	27.2	27.2
Restricted amounts held in escrow	16.0	12.3
Deferred income taxes, net	—	24.9
Other assets	50.4	54.2

Total assets	$1,727.9	$1,770.0

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$156.7	$160.6
Wages, vacations, and employee benefits	205.7	191.0
Deferred income taxes, net	—	24.9
Other current and accrued liabilities	165.5	168.6
Current maturities of long-term debt	17.3	16.8

Total current liabilities	545.2	561.9

OTHER LIABILITIES:
Long-term debt, less current portion	972.9	980.3
Deferred income taxes, net	3.1	3.6
Pension and postretirement	357.4	358.2
Claims and other liabilities	287.3	282.2
Commitments and contingencies

SHAREHOLDERS' DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,318.3	2,319.2
Accumulated deficit	(2,243.1)	(2,217.8)
Accumulated other comprehensive loss	(420.8)	(425.2)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders' deficit	(438.0)	(416.2)

Total liabilities and shareholders' deficit	$1,727.9	$1,770.0

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months
	2017	2016
OPERATING REVENUE	$1,170.6	$1,120.3

OPERATING EXPENSES:
Salaries, wages and employee benefits	721.7	698.1
Operating expenses and supplies	216.3	190.2
Purchased transportation	134.5	115.5
Depreciation and amortization	37.1	40.7
Other operating expenses	61.3	62.7
(Gains) losses on property disposals, net	2.7	(0.3)

Total operating expenses	1,173.6	1,106.9

OPERATING INCOME (LOSS)	(3.0)	13.4

NONOPERATING EXPENSES:
Interest expense	25.4	26.1
Other, net	1.0	1.1

Nonoperating expenses, net	26.4	27.2

LOSS BEFORE INCOME TAXES	(29.4)	(13.8)
INCOME TAX BENEFIT	(4.1)	(1.8)

NET LOSS	(25.3)	(12.0)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	4.4	(2.6)

COMPREHENSIVE LOSS	$(20.9)	$(14.6)

AVERAGE COMMON SHARES OUTSTANDING - BASIC	32,568	32,264
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	32,568	32,264

LOSS PER SHARE - BASIC	$(0.78)	$(0.37)
LOSS PER SHARE - DILUTED	$(0.78)	$(0.37)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	2017	2016
OPERATING ACTIVITIES:
Net loss	$(25.3)	$(12.0)
Noncash items included in net loss:
Depreciation and amortization	37.1	40.7
Noncash equity-based compensation and employee benefits expense	5.3	5.2
(Gains) losses on property disposals, net	2.7	(0.3)
Gain on disposal of equity method investment	—	(2.3)
Other noncash items, net	2.9	4.4
Changes in assets and liabilities, net:
Accounts receivable	(45.0)	(35.2)
Accounts payable	(9.2)	(0.8)
Other operating assets	(8.0)	(6.9)
Other operating liabilities	13.6	(3.9)

Net cash used in operating activities	(25.9)	(11.1)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(16.3)	(19.8)
Proceeds from disposal of property and equipment	1.5	4.4
Restricted escrow receipts	95.0	27.2
Proceeds from disposal of equity method investment, net	—	14.6

Net cash provided by investing activities	80.2	26.4

FINANCING ACTIVITIES:
Repayment of long-term debt	(5.4)	(4.2)
Debt issuance costs	(3.2)	—

Net cash used in financing activities	(8.6)	(4.2)

NET INCREASE IN CASH AND CASH EQUIVALENTS	45.7	11.1
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	136.7	173.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$182.4	$184.9

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(30.4)	$(19.8)
Income tax refund (payment), net	4.4	(1.4)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months
	2017	2016	%
Operating revenue:
YRC Freight	$728.9	$695.7	4.8
Regional Transportation	441.8	424.8	4.0
Other, net of eliminations	(0.1)	(0.2)

Consolidated	1,170.6	1,120.3	4.5
Operating income (loss):
YRC Freight	(10.5)	4.1
Regional Transportation	12.2	12.4
Corporate and other	(4.7)	(3.1)

Consolidated	$(3.0)	$13.4
Operating ratio:
YRC Freight	101.4%	99.4%
Regional Transportation	97.2%	97.1%
Consolidated	100.3%	98.8%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

			Debt Issue
As of March 31, 2017	Par Value	Discount	Costs	Book Value
Term Loan	$636.9	$(2.4)	$(10.5)	$624.0
ABL Facility (a)	—	—	—	—
Secured Second A&R CDA	27.2	—	(0.1)	27.1
Unsecured Second A&R CDA	73.2	—	(0.4)	72.8
Lease financing obligations	267.5	—	(1.2)	266.3

Total debt	$1,004.8	$(2.4)	$(12.2)	$990.2

SUPPLEMENTAL INFORMATION

			Debt Issue
As of December 31, 2016	Par Value	Discount	Costs	Book Value
Term Loan	$638.5	$(2.7)	$(8.6)	$627.2
ABL Facility (b)	—	—	—	—
Secured Second A&R CDA	28.7	—	(0.2)	28.5
Unsecured Second A&R CDA	73.2	—	(0.4)	72.8
Lease financing obligations	269.9	—	(1.3)	268.6

Total debt	$1,010.3	$(2.7)	$(10.5)	$997.1

Our total leverage ratio for the four consecutive fiscal quarters ended March 31, 2017 was 3.62 to 1.00.

(a)	Managed Accessibility was $19.6M.
(b)	Managed Accessibility was $44.4M.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
	2017	2016
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(25.3)	$(12.0)
Interest expense, net	25.2	26.0
Income tax benefit	(4.1)	(1.8)
Depreciation and amortization	37.1	40.7

EBITDA	32.9	52.9
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	2.7	(0.3)
Letter of credit expense	1.7	2.2
Restructuring professional fees	2.2	—
Permitted dispositions and other	0.1	—
Equity-based compensation expense	1.4	1.8
Amortization of ratification bonus	—	4.6
Other, net (a)	2.2	1.7

Adjusted EBITDA	$43.2	$62.9

Operating revenue	$1,170.6	$1,120.3
Adjusted EBITDA margin	3.7%	5.6%

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months
Adjusted EBITDA by segment:	2017	2016
YRC Freight	$14.9	$30.1
Regional Transportation	29.4	33.4
Corporate and other	(1.1)	(0.6)

Adjusted EBITDA	$43.2	$62.9

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
YRC Freight segment	2017	2016
Reconciliation of operating income (loss) to Adjusted EBITDA:
Operating income (loss)	$(10.5)	$4.1
Depreciation and amortization	21.3	22.7
(Gains) losses on property disposals, net	2.1	(0.8)
Letter of credit expense	1.1	1.4
Amortization of ratification bonus	—	3.0
Other, net (a)	0.9	(0.3)

Adjusted EBITDA	$14.9	$30.1

	Three Months
Regional Transportation segment	2017	2016
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$12.2	$12.4
Depreciation and amortization	15.8	18.0
Losses on property disposals, net	0.6	0.5
Letter of credit expense	0.5	0.7
Amortization of ratification bonus	—	1.6
Other, net (a)	0.3	0.2

Adjusted EBITDA	$29.4	$33.4

	Three Months
Corporate and other	2017	2016
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(4.7)	$(3.1)
Letter of credit expense	0.1	0.1
Restructuring professional fees	2.2	—
Permitted dispositions and other	0.1	—
Equity-based compensation expense	1.4	1.8
Other, net (a)	(0.2)	0.6

Adjusted EBITDA	$(1.1)	$(0.6)

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended March 31

(Amounts in millions)

(Unaudited)

	2017	2016
Reconciliation of net income to Adjusted EBITDA:
Net income	$8.2	$10.3
Interest expense, net	102.2	105.7
Income tax expense (benefit)	0.8	(8.3)
Depreciation and amortization	156.2	162.8

EBITDA	267.4	270.5
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	(11.6)	0.3
Letter of credit expense	7.2	8.8
Restructuring professional fees	2.2	0.2
Nonrecurring consulting fees	—	2.2
Permitted dispositions and other	3.1	0.2
Equity-based compensation expense	6.9	9.8
Amortization of ratification bonus	—	18.3
Non-union pension settlement charge	—	28.7
Other, net (a)	2.6	(1.6)

Adjusted EBITDA	$277.8	$337.4

Operating revenue	$4,747.8	$4,766.3
Adjusted EBITDA margin	5.9%	7.1%

(a)	As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
				Y/Y	Sequential
	1Q17	1Q16	4Q16	% (b)	% (b)
Workdays	64.0	63.5	61.0

Total picked up revenue (in millions) (a)	$728.2	$695.6	$713.8	4.7	2.0
Total tonnage (in thousands)	1,547	1,485	1,520	4.2	1.8
Total tonnage per day (in thousands)	24.18	23.38	24.92	3.4	(3.0)
Total shipments (in thousands)	2,586	2,514	2,493	2.9	3.7
Total shipments per day (in thousands)	40.40	39.58	40.86	2.1	(1.1)
Total picked up revenue/cwt.	$23.53	$23.42	$23.48	0.5	0.2
Total picked up revenue/cwt. (excl. FSC)	$21.06	$21.42	$21.16	(1.7)	(0.4)
Total picked up revenue/shipment	$282	$277	$286	1.8	(1.6)
Total picked up revenue/shipment (excl. FSC)	$252	$253	$258	(0.4)	(2.3)
Total weight/shipment (in pounds)	1,197	1,181	1,220	1.3	(1.9)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$728.9	$695.7	$730.3
Change in revenue deferral and other	(0.7)	(0.1)	(16.5)

Total picked up revenue	$728.2	$695.6	$713.8

	Regional Transportation
				Y/Y	Sequential
	1Q17	1Q16	4Q16	% (b)	% (b)
Workdays	64.0	64.5	60.5

Total picked up revenue (in millions) (a)	$443.1	$426.7	$417.1	3.9	6.2
Total tonnage (in thousands)	1,925	1,900	1,791	1.3	7.5
Total tonnage per day (in thousands)	30.07	29.46	29.60	2.1	1.6
Total shipments (in thousands)	2,545	2,558	2,415	(0.5)	5.4
Total shipments per day (in thousands)	39.77	39.65	39.92	0.3	(0.4)
Total picked up revenue/cwt.	$11.51	$11.23	$11.64	2.5	(1.1)
Total picked up revenue/cwt. (excl. FSC)	$10.34	$10.31	$10.49	0.2	(1.5)
Total picked up revenue/shipment	$174	$167	$173	4.4	0.8
Total picked up revenue/shipment (excl. FSC)	$156	$153	$156	2.0	0.4
Total weight/shipment (in pounds)	1,512	1,486	1,483	1.8	2.0

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$441.8	$424.8	$418.0
Change in revenue deferral and other	1.3	1.9	(0.9)

Total picked up revenue	$443.1	$426.7	$417.1

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.